UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2011
Middlefield Banc Corp.
(Exact name of registrant as specified in its charter)

Ohio	000-32561	34-1585111

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15985 East High Street Middlefield, Ohio	44062

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (440) 632-1666
(not applicable)
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders
Middlefield Banc Corp. (the “Company”) held its Annual Meeting of Shareholders (the “Meeting”) on May 11, 2011, in Aurora, Ohio. Two proposals were voted upon at the Meeting, which were (1) the election of three (3) persons to serve as directors of the Company for a three-year term expiring at the 2014 Annual Meeting; and (2) the ratification of the selection of S. R. Snodgrass, A.C. as the independent registered public accountants for the fiscal year ending December 31, 2011. The proposals are described in detail in the Proxy Statement mailed to shareholders on or about April 4, 2011.
The results of the proposals appear below:
Proposal 1. Election of Directors

		Votes	Broker
Nominee	Votes For	Withheld	Non-Votes
Eric W. Hummel	852,244	24,187	28,990
Kenneth E. Jones	860,836	15,696	28,990
James J. McCaskey	857,299	19,233	28,990
Proposal 2. Ratification of the selection of S. R. Snodgrass, A. C. as independent registered public accountants.

			Broker
For	Against	Abstentions	Non-Votes
1,137,224	12,007	30,830	0
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDDLEFIELD BANC CORP.
Date: May 13, 2011	/s/ James R. Heslop, II
Executive Vice President and COO